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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement of Eltrax Systems, Inc. (Eltrax) on Form S-3 of our report dated March 26, 1999 appearing in Eltrax's Annual Report on Form 10-K dated March 26, 1999 on our audits on the consolidated financial statements of Sulcus Hospitality Technologies, Corp. as of December 31, 1998 and 1997 and for each year in the two year period ended December 31, 1998.

We also consent to the reference to our firm under the heading "Experts".





                                            Crowe, Chizek and Company LLP
Columbus, Ohio
April 26, 2000